                                                              Exhibit 10(a)(cc)

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS MARKED BY * AND [ ] HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  A MARKET DEVELOPMENT AND OPERATING AGREEMENT

                                    BETWEEN

                          SULCUS COMPUTER CORPORATION

                                      AND

                        HORWATH INTERNATIONAL HAT, INC.

         THIS AGREEMENT is made and entered into and effective as of the 1ST day of January, 1996, by and between Sulcus Computer Corporation, a Pennsylvania corporation (hereinafter referred to as "Sulcus"), having its principal office at 41 North Main Street, Greensburg, PA, USA, 15601;

                                      AND

          Horwath International HAT, Inc. ("HIHAT"), a Delaware corporation, with headquarters at 415 Madison Avenue, New York, USA, 10017.

         WHEREAS, Sulcus, through its subsidiaries and affiliates, develops, manufactures, markets, and installs computer systems and provides services for the hospitality and tourism industry worldwide; and

         WHEREAS, HIHAT is involved in various services and consulting activities to the hospitality and tourism industry worldwide; and

         WHEREAS, in accordance with the intentions of the parties HIHAT shall be authorized to market, license or sell worldwide a series of automation products and services exclusively supplied by Sulcus to be called the "Hat...ms Products"; and

         WHEREAS, both Sulcus and HIHAT desire to jointly coordinate their expertise by Sulcus granting an exclusive, nontransferable master license under the terms of this Agreement; and

         WHEREAS, in order to achieve their mutual objectives and purposes the parties each agree to the following covenants, conditions and terms:

DEFINITIONS

         In addition to the words and terms defined in this Agreement, other definitions are on the Attached Exhibit.

TERM AND GRANT

         a. This Agreement shall commence as of January 1, 1996, and shall continue for an initial term of 66 months. Thereafter, unless earlier terminated pursuant to this Agreement, this Agreement shall renew automatically for successive 12 month renewal periods. HIHAT may terminate this Agreement by giving to Sulcus 90 days written notice prior to expiration of the initial term, or any 12 month renewal term; and Sulcus may terminate this Agreement by giving HIHAT 90 days written notice prior to expiration of the initial term, or any 12 month renewal term. All dollar figures, prices or amounts used in the Agreement or any other agreements related to or contemplated by this Agreement shall be denominated in United States dollars.

                                       1
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THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         b. Sulcus hereby grants to HIHAT an exclusive, nontransferable right and license, to sublicense to its Peer Distributors copies of the HAT...ms Products in object code only, and resell Sulcus hardware and other peripherals as shown on the attached HAT...ms Product Price List for use as part of the HAT...ms Program for marketing and distribution purposes. For the term of this Agreement and any subsequent renewal, HIHAT shall pay to Sulcus a master license fee of an aggregate of [*****] of which will be paid simultaneously with executing this Agreement. The balance of [*****], will be paid in four (4) annual installments of [*****] on the first day of each year in consecutive equal installments, the first such payment to be made on [*****]. Failure to make the license fee payments when due shall be a material breach of this Agreement, and Sulcus may, at its sole option, terminate this Agreement.

OBJECTS, PURPOSES, NON-COMPETE AND PEER DISTRIBUTORS

         This Agreement is entered into to accomplish the following objects and purposes:

         a. To allow HIHAT to exclusively market, sell, distribute and license the HAT...ms Product Line which will be supplied solely by Sulcus for automating hotels, restaurants, convention centers, country clubs, airlines, and all other businesses directly or indirectly involved in hospitality and tourism throughout the world, under the HAT...ms Program, subject to Sulcus' reservation of selling rights. Sulcus will not develop and sell any other products using the HAT...ms designation or name.

         b. To allow HIHAT to enter into licenses, sub-licenses, contracts and agreements with its Peer Distributors relating to the marketing, distribution, licensing, use and sales of HAT...ms Products and the training of the customers and on-going support and maintenance thereof.

         c. To do and perform everything or take such action which may be necessary, advisable or proper for the conduct of the business of and carrying out the purposes, objects and powers set forth in this Agreement.

         d. [*****] A form to be called, "HAT-HI-1," will be completed with appropriate information inserted and submitted to the managing director (or his/her assignee) for signatures.

         e. During the term of this Agreement or any renewal, and if HIHAT breaches or terminates this Agreement, for one year after its termination, HIHAT will not directly or indirectly through an existing or future business entity or operation recommend, develop, manufacture, purchase, acquire, license, market, or, enter into any other distribution agreements or any other agreements with any other corporation, partnership, person or entity engaged in recommending, creating, marketing, manufacturing and/or licensing hardware and software products designed by anyone other than Sulcus for the hospitality industry, which is similar in managing aspects of business, function, price and quality, to the HAT...ms Product Line, or which are in any way whatsoever competitive with Sulcus, or supply any customer in the hospitality and tourism industry with a competing product.

         f. HIHAT will identify and select organizations affiliated with HIHAT who, subject to Sulcus' approval, will distribute the HAT...ms Product Line in designated territories. HIHAT and each of its Peer Distributors will establish and maintain marketing and sales operations worldwide to perform the objectives contemplated by this Agreement. It is expected that such affiliates will enter into separate contracts with HIHAT either as Peer Distributors of HAT...ms Products or as Peer Associates. A Peer Distributor, prior to executing its Peer Distributor Agreement, must have its legal counsel opine in writing that nothing contained therein is illegal or inappropriate for the territory in which said Peer Distributor shall be operating, and further shall indemnify and hold harmless HIHAT and all affiliates. Each Peer Distributor shall place its order for HAT...ms Products with HIHAT.

THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

HIHAT shall thereafter place the order directly with Sulcus for shipping and delivery directly to the Peer Distributor. HIHAT shall be billed by Sulcus and Sulcus shall receive payment directly from HIHAT. HIHAT shall be entitled to purchase such products at a discount of [*****] off of the HAT...ms Price List, as attached and as amended through the term of the agreement. Unless otherwise expressly stated, discounts shall apply only to the software and hardware components of the HAT...ms Product Lines. Sulcus reserves the right to change any prices on the attached HAT...ms Price Lists at any time, except that any such changes shall not affect any orders from HIHAT received by Sulcus prior to the stated effective date of any such change.

         g. It is agreed that the name, "HAT...ms," will be owned jointly by the parties, who will take all steps necessary to protect this name and to register the name for trade or service mark protection in the United States and in all other countries in which the HAT..ms Program will be implemented. Sulcus shall take appropriate steps to register the name and marks in the United States and HIHAT shall do so in all other countries where the HAT...ms Program is implemented.

         h. In addition to the existing marketing materials completed and approved by the parties, from time to time other marketing materials will be produced. The cost of artwork, production, printing and related materials will [*****] subject to the prior approvals of each party. Not included in the costs will be items that are part of the [*****] internal personnel, or other labor costs. Except for fees, expenses or costs required to be paid by one party to the other under the terms of this Agreement, any other costs or expense not related to the marketing efforts will be paid by the party who incurs them.

         i. Sulcus will offer to HIHAT, [*****] hardware products purchased for end users through the HAT program. The terms, requirements and other information dealing with the [*****] are set forth in the [*****].

         j. HIHAT shall have the right to introduce software and hardware products [*****]. In order for said hardware and software [*****]. Products installed without Sulcus' approval shall void all software and hardware warranties whatsoever, and shall be deemed a material breach of this Agreement.

RESERVED SELLING RIGHTS

         Notwithstanding any other provisions of this Agreement to the contrary, Sulcus reserves the right to sell any of its present or future products worldwide to the following customers:

         a. Federal, state or foreign governments or departments thereof, except in situations outside of the U.S., this may be modified with mutual agreement.

         b. National or international users which are defined as organizations having more than [*****] outlets, branches or offices which centralize buying of some or all products at one or more central purchasing locations. Sulcus shall periodically provide a list to the Managing Director of HIHAT, upon his request, of its customers designated as "Premier Accounts," none of which HIHAT or any Peer Distributor can offer, license or sell HAT...ms Products to. If either party notifies the other that it is working with a national or international user not listed on the Premier Account List, then the notified party will not solicit, offer or sell to such user, for [*****] from the date of said notice. If a customer listed on the Premium Account List is located in a Peer Distributor territory, Sulcus shall pay to such Peer Distributor [*****] of the [*****] (herein after referred to as drop fee) when payments are received by Sulcus for the software and hardware portions of a transaction for a transaction completed by Sulcus after the date on which the Peer Distributor was legally authorized to market in that territory pursuant to this Agreement. In order to receive such payment the Peer Distributor shall coordinate the shipment, delivery and installation of the applicable products.

         c. Original equipment manufacturers for inclusion in their products.

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
THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         d. Under special circumstances as determined solely by Sulcus, any other entity, company or individual, so long as HIHAT is given a [*****] credit of the [*****] unless such sale is reserved to Sulcus by the other provisions of this paragraph, in which case no credit will be provided.

         e. Individuals or organizations that were active prospects for a Sulcus system prior to the effective date of a Peer Distributor Agreement in a defined territory provided that a purchase contract is consummated within 90 days subsequent to the effective date of this Agreement.

         f. Sulcus products for use other than integration with software which HIHAT is authorized to sell.

         g. Where a Peer Distributor concludes a sale of HAT...ms Products to one of its customers that will be installed outside of its territory, such Peer Distributor will pay to Sulcus, a Sulcus Business Partner, or to another Peer Distributor in whose territory the installation will be made, [*****] of the [*****] for the software and hardware portions of the transaction when payments are received by said Peer Distributor.

PEER DISTRIBUTOR REQUIREMENTS

         During the first 18 months of this Agreement HIHAT shall appoint, SUBJECT TO Sulcus' approval (i) a minimum of seven (7) Peer Distributors who shall be organizations with capabilities to market, sell, support and maintain the HAT...ms Product Line; and (ii) appoint a minimum of ten (10) Peer Associates, who may be individuals or organizations. Thereafter, from year to year, HIHAT shall appoint, subject to Sulcus approval and pursuant to this Agreement, Peer Distributors and Peer Associates each year. Upon seven (7) days written notice, HIHAT may change any Peer Distributor or Peer Associate, provided, however, any new or replacements first shall be approved by Sulcus which approval will not be unreasonably withheld. HIHAT agrees to certify to Sulcus the good standing of each Peer Distributor and Peer Associate every twelve (12) months, or immediately if any Peer Distributor or Peer Associate is no longer affiliated with HIHAT.

         Prior to receiving Sulcus approval, each Peer Distributor shall be required to submit to HIHAT and to Sulcus, a comprehensive business plan containing financial information and sales projections (Plans) for the initial term of this Agreement. Sulcus will allow a three month ramp-up period after which each Peer Distributor must attain end user sales of at least $750,000 for the next twelve months. Thereafter, each Peer Distributor agreement will automatically renew for consecutive twelve month periods unless otherwise terminated in accordance with this Agreement or with the Peer Distributor's agreement. Each Peer Distributor must attain end user sales of at least $950,000 in each subsequent twelve month renewal period. If any Peer Distributor fails to meet any minimum end user sales, Sulcus, at its sole option, may withdraw its approval of such Peer Distributor, and HIHAT shall immediately cancel and terminate their agreement with that Peer Distributor. If the total net end-user sales in any quarter is less than [*****] of the combined minimum end-user sales including [*****] for all existing Peer Distributors then under contract, Sulcus, at its sole option, may terminate this Agreement and all rights granted or licensed hereunder. In such occurrence all Peer Distributor's and Peer Associate's agreements will be likewise terminated and canceled by HIHAT as provided in this Agreement.

         In order to coordinate operations and communications between Sulcus and HIHAT under the HAT...ms Program, each party will appoint a person to act as a Managing Director whose name, address and phone number will be set forth in the attached Exhibit, whose responsibilities will be to accept all notices called for in this agreement and to take such actions that may be necessary for the conduct of the program. Either party may at any time change its managing director upon seven (7) days written notice which is signed by a duly authorized officer.

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
THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         All HAT...ms installations of the HAT...ms Product Line must be done by a certified Sulcus trainer whether employed by HIHAT, Peer Distributor or Sulcus. Sulcus shall provide the first line of support to all HAT..ms installations. HIHAT shall require its Peer Distributors to provide direct and continuing back-up support to all HAT..ms installations via telephone or on site assistance as may be appropriate to all HAT...ms installations having signed a Sulcus Support, Maintenance and Enhancement(SME) Agreement with Sulcus. [*****]. HIHAT shall be entitled to receive [*****] received by Sulcus under the Sulcus Support, Maintenance and Enhancement Agreements.

         All Peer Distributor contracts entered into by HIHAT shall contain such terms and conditions that continually protect the ownership, copyright, intellectual property and other rights of Sulcus and shall contain, among other things, terms legally sufficient to:
         Grant non-exclusive, nontransferable rights to market the HAT..ms Product Line.
         License, not transfer ownership of any Sulcus intellectual property, and preserve copyright notices and intellectual property rights of Sulcus
         Prohibit reverse engineering, decompiling or recompiling, or other translation.
         Prevent the disclosure of any confidential material or information of Sulcus.
         Require that the performance of any obligations under this Agreement and under the Peer distributor Agreement comply with all applicable laws and regulations of each country, province and political subdivision in which the HAT..ms Products are marketed or delivered.

         Sulcus shall have the right to review and approve the terms and conditions of HIHAT'S proposed Peer Distributor Agreement prior to its introduction and use.

         In addition to any other obligations or requirements stated in this Agreement, HIHAT shall be responsible for and shall require each Peer Distributor, at a minimum, to:
   - Purchase from HIHAT, exclusively, all components relating to the HAT...ms Product Line.
   - Attend and satisfactorily complete appropriate training courses offered by Sulcus Training Services.
   - Ensure that individuals conducting sales activities comply with the sales standards.
   - Recruit, maintain and replace qualified, certified, trained staff to provide sales and installation, training, and back-up maintenance services to Customers.
   -  Purchase and install a full demonstration system of the HAT...ms
      Product Line as shown on the Demonstration System Exhibit.
      1. All current HAT..ms Products and any additional products for the demonstration system will be at [*****].
      2. The purchase of the Demonstrations System is not included as part of the [*****].
      3. For any new Hat..ms Products, a demonstration system for such new product must be purchased and staff must be trained and certified, as previously defined, before installation of any new HAT...ms Products.
      4. Purchase a Support, Maintenance and Enhancement Agreement and a Hardware Service Agreement for all demonstration systems.

   - Maintain in stock for demonstration, training systems, supplies, and spare parts.
   -  Promote the HAT...ms Product Line.
   - Use Sulcus advertising and promotional materials and conduct specific marketing programs such as direct mail as may be recommended by Sulcus from time to time.
   - Obtain executed copies of the End-User License and Purchase Agreement prior to delivery of the HAT...ms Product Line.
   - Obtain executed copies of the Software Maintenance and Enhancement Agreement (SME) and the Hardware Service Agreement (HSA) for all HAT...ms Products installed.
   -  Protect Sulcus' proprietary rights in the HAT...ms Product Line.

THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PEER ASSOCIATES

         If a HIHAT Peer Associate in a designated territory identifies a prospective customer for the HAT...ms Products, or for other Sulcus products, then all information regarding such prospect will be sent in writing immediately to HIHAT as provided for in the Peer Associate Agreement. A Prospect Form, as defined in the Peer Associate Agreement exhibit, must be completed by or for the Peer Associate and submitted to Sulcus' and HIHAT'S Managing Director for approval. If Sulcus or one of its business partners completes the transaction, HIHAT will be entitled to a [*****] of the [*****] of the HAT...ms Products' or Sulcus' hardware or software upon receipt of payment by Sulcus.

TERMINATION

         Upon termination of this Agreement, HIHAT shall immediately turn over to Sulcus all right, title and interest in the HAT...ms Program, name, prior licensees, trademarks, logos or products. Further, HIHAT shall cease to use or display the Sulcus name and cease entitlement to all rights and benefits derived from this Agreement. All rights, title and interest previously held by HIHAT which were derived from this Agreement shall then become the exclusive property of Sulcus. Notwithstanding the foregoing, Sulcus shall have no right or claim to the use of the Horwath or HIHAT names, trademarks or logos. Any claims, rights or remedies of a party arising out of obligations or duties of the other party prior to termination shall survive termination and be enforceable under the appropriate terms of this Agreement.

         In the event of any breach of the terms and conditions of this Agreement by either party, such breaching party shall cure such breach within 30 days of written notice by the other party. In the event such breach is not cured within said time, the party not in breach may terminate this Agreement upon written notice. Termination of this Agreement shall not relieve the party in breach from damages resulting from any breach of this Agreement and either party may avail itself of any rights and remedies available in law and/or equity.

         Failure of HIHAT to make payment when due of the master license fee; any other payment required or contemplated by this Agreement; installing any HAT..ms Product without a Sulcus certified trainer shall constitute a material breach of this Agreement giving Sulcus the right, at its option, to immediately terminate this Agreement upon written notice. In such cases, HIHAT agrees to pay the legal fees incurred by Sulcus in enforcing the terms of this Agreement. So long as any obligations are owed by HIHAT to Sulcus under this Agreement, Sulcus shall have the rights provided a secured party under the Uniform Commercial Code and under any other applicable law.

ARBITRATION AND DAMAGES FOR BREACH OF AGREEMENT

         a. ARBITRATION - The parties agree that unresolved disputes between them arising from this Agreement shall be submitted for binding arbitration to the Pittsburgh Regional Office of the American Arbitration Association located in Pittsburgh, Pennsylvania, to be heard and decided in the Pittsburgh metropolitan area in accordance with the rules and procedures of the American Arbitration Association.

         b. DAMAGES FOR BREACH OF AGREEMENT - In addition to any rights to terminate this Agreement and any other rights and remedies, including damages of any type or nature, the parties agree that in the event HIHAT shall breach any part of this Agreement, Sulcus shall be entitled to liquidated damages to be calculated as follows: Any unpaid amount due Sulcus for products sold and/or services provided under this Agreement and any other funds that

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
THE INFORMATION MARKED BELOW BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

may be due Sulcus plus interest at the annual rate of [*****], or the legal rate of interest if lower, running from the date such payment was due.

GOVERNING LAW

         This Agreement shall be interpreted in accordance with the laws of the State of Pennsylvania. In the event any part of this Agreement is invalidated by any judicial or quasi-judicial body, the remainder of this Agreement shall remain in binding effect.

CONFIDENTIAL INFORMATION, NON-DISCLOSURE AND NON-SOLICITATION

         a. In conjunction with this contractual relationship, the parties acknowledge that it will be necessary for them to obtain confidential information of each other, the use or disclosure of which would constitute a breach of trust and cause irreparable injury, and they acknowledge that it is vital to the protection of each party's competitive position that they be under restraint against disclosing to others or using to their own advantage any information regarding the other's business affairs. They also covenant that should the relationship between the parties be terminated for any reason, the other shall not take with them any materials, documents or other data containing or disclosing any confidential information concerning the other's operation. The parties hereby covenant that so long as this relationship continues and after such relationship is terminated, for whatever reason, with or without cause, they shall not disclosure any confidential information regarding the other's affairs. Each party will assist the other in identifying and preventing any unauthorized or improper use or disclosure of such other party's confidential information and will promptly notify the other party if it learns, or if it has reason to believe that any one has violated or intends to violate the terms of this Agreement, any license granted under this Agreement, or any agreement contemplated by the provisions of this Agreement.

         b. During the term of this Agreement, or any renewal thereof, and for a period of [*****] following the termination of this Agreement or its renewal, neither party shall directly or indirectly solicit for employment or hire any employee of the other without first obtaining the written consent of the other.

ASSIGNMENT

         HIHAT shall have no right to assign any part of this Agreement without the prior written consent of Sulcus. Sulcus hereby reserves the right to assign its rights under this Agreement either in whole or in part to a subsidiary, or any successor in interest. This Agreement does not create an agency relationship, and neither party is, or may hold itself out as an agent of the other unless as specifically set forth in this agreement.

COLLECTIONS AND TAXES

         HIHAT shall be solely responsible for collecting and/or paying any and all taxes including but not limited to transportation insurance, customs, duties, levies and assessments relating to any of the HAT...ms Product Line or arising out of the performance of this Agreement by the parties, except for taxes based on Sulcus' income.

PROPRIETARY PRODUCTS

         Title to and ownership of all intellectual property, source code, object code, trade secrets, and copyrights for the HAT...ms Product Line which are the proprietary products of Sulcus shall at all times remain with Sulcus.

HIHAT or Peer Distributor shall acquire no right, title or interest to all or any part of the HAT...ms Products. HIHAT or Peer Distributor shall not remove HAT...ms or Sulcus' copyright notices from any such products, nor shall HIHAT or Peer Distributor make copies of such products other than for back-up purposes, but shall order and obtain all copies of such products from Sulcus. HIHAT shall take all reasonable or prudent steps to prevent any unauthorized or illegal use of the HAT...ms Products, and will promptly notify Sulcus if HIHAT learns or has reason to believe that an unauthorized or illegal use of the HAT...ms Products has, or is likely to occur. In such events, HIHAT immediately shall take any and all reasonable legal or equitable actions, at its cost and expense, against any person or entity attempting said unauthorized or illegal use.

WAIVER

         The waiver by either party, whether express or implied, of any provision of this Agreement shall not be deemed to waive any other provision of this Agreement and shall not be deemed to waive the same provision under different events or circumstances.

PARAGRAPH HEADINGS

         The paragraph heading in this Agreement shall not be construed to have any substantive meaning and are only used herein for convenience.

ENTIRE AGREEMENT

         This Agreement, including any Exhibits, Schedules, and any amendments made thereto by Sulcus, constitutes the entire Agreement between the parties and superseded any prior agreements or understandings between the parties. This Agreement may only be changed by mutual agreement in writing signed by both of the parties.

NOTIFICATIONS
-------------

         All notices, referrals, information exchange set forth in this agreement shall be executed by the Managing Directors.

EFFECTIVE DATE

         This Agreement shall be effective on January 1, 1996, and shall be binding on both parties upon the approval of the Board of Directors of HIHAT which shall occur on or before ____________ and by Sulcus' Board of Directors which shall occur on or before ____________.


Accepted:                                      Accepted:
Sulcus Computer Corporation                    Horwath International HAT, Inc.

By:                                            By:
   -----------------------------                  ------------------------------
     (Authorized Signature)                         (Authorized Signature)

Title:                                         Title:
      --------------------------                     ---------------------------

Date:                                          Date:
     ---------------------------                    ----------------------------

Approved by Board of Directors               Approved by Board of Directors
of Sulcus Computer Corporation               of Horwath International HAT, Inc.

By:                                          By:
   -----------------------------                ------------------------------
     (Authorized Signature)                        (Authorized Signature)

Title:                                       Title:
      --------------------------                   ---------------------------

Date:                                        Date:
     ---------------------------                  ----------------------------

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